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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Auditors" and "Experts" and to the use of our report dated February 4, 2001 on the Stock Index, Growth Equity, Growth & Income, International Equity and Social Choice Equity Accounts of TIAA-CREF Life Separate Account VA-1 included in this Registration Statement on Form N-4 (No. 333-61761) of TIAA-CREF Life Separate Account VA-1.

We also consent to the use of our report on TIAA-CREF Life Insurance Company ("TIAA-CREF Life") dated February 15, 2001 included in this Registration Statement. Such report expresses our opinion that TIAA-CREF Life's statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA-CREF Life at December 31, 2000 and December 31, 1999, respectively, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2000 in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP


New York, New York
March 26, 2001



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